BayFirst Financial Corp.
First Quarter 2026 Earnings Call
CORPORATE SPEAKERS:
Alfred Rogers
Chief Executive Officer and President of BayFirst National Bank
Anthony Saravanos
BayFirst Financial; Independent Chairman of the Board
Robin L. Oliver
BayFirst Financial; President, Chief Operating Officer and Director
Scott J. McKim
BayFirst Financial; EVP, Chief Financial Officer
ANALYSTS:
Duane Roberts
Charis Industries
Ross Haberman
RLH Investments, LLC
Samuel Drayton Haskell
Colarion LLC

PRESENTATION
Operator
Good morning, ladies and gentlemen, and welcome to BayFirst Financial Corp. First Quarter 2026 Conference Call and Webcast. [Operator Instructions] This call is being recorded on Friday, May 1, 2026.
I would now like to turn the conference over to the Chairman of the Board, Anthony Saravanos. Please go ahead.
Anthony Saravanos
Independent Chairman of the Board
Thank you, Joanna. Good morning, and thank you for joining our call today. With me is Scott McKim, our CFO; Robin Oliver, our COO, and I would like to introduce Al Rogers as the new Chief Executive Officer and President of BayFirst National Bank. We are announcing some exciting news regarding the future of BayFirst.
First, we have raised $80 million of capital from investors through a private investment in a public equity offering. The company issued shares of convertible preferred stock in this PIPE, which subject to shareholder and regulatory approvals, will convert to or the exchanged for approximately 22.9 million shares of common stock at an effective purchase price of $3.50 per share. We are announcing a rights offering for our existing shareholders to participate in this capital raise and are scheduling a special shareholder meeting on July 14.
This successful capital raise reflects the trust our investors place in our institution and our long-term strategic direction. This has been a lengthy process over the past several quarters following the Bank's exit from SBA 7(a) lending. I am extremely pleased to have Al join Robin, Scott, and all the BayFirst team members to lead the company back to profitability and growth as a premier financial institution of Tampa Bay. We will hear more from Al in a few minutes.

BayFirst Financial Corp.
First Quarter 2026 Earnings Call
The Board of Directors have made additional decisions, including the appointment of Kenneth R. Lehman as a member of both Boards. Al's appointment to the Board of Directors of the Bank and as Chief Executive Officer have received all necessary regulatory approvals. The appointment of Al as CEO and President of the holding company as well as a director is contingent upon receipt of regulatory non-objections. Ken Lehman's appointment to the Board of Directors of the Holding Company and the Bank are also contingent upon receipt of regulatory non-objections.
Finally, the Board of Directors have made the decision to resume dividend payments to our preferred shareholders and will formally redeem the Series A shares.
Now I'm going to turn the call over to Scott, who will discuss the earnings report for the quarter and the impact of the capital raise.
Scott J. McKim
Executive VP & CFO
Thank you, Anthony. Good morning, everyone. Please remember, today's call will include forward-looking statements and non-GAAP financial measures. Please refer to our cautionary statement on forward-looking statements contained on Page 2 of the investor presentation.
We are reporting a net loss of $5.7 million in the first quarter. This compares to a net loss of $2.8 million we reported for the fourth quarter of last year. Loans held for investment decreased by $33.5 million, or 3%, during the first quarter of 2026, down to $930.4 million and decreased $154.4 million, or 14%, over the past year. Most of this decrease year-over-year reflects the sale of loans as well as our exit from SBA 7(a) lending that we had mentioned in previous quarters.
Deposits decreased $98 million, or 8% during the first quarter of 2026 and decreased $42.4 million, or 4%, over the past year to $1.09 billion. The decrease in deposits during the quarter was primarily due to reductions in high rate promotional deposits held with non-relationship customers and also a decrease in broker deposits. 83% of the Bank's deposits were insured by FDIC on March 31, 2026 and the Bank's balance sheet liquidity ratio as of March 31, 2026, was 13.85% and the Bank did not have any wholesale borrowings.
Shareholders' equity at quarter end was $81.9 million, which is $5.7 million lower than the end of 2025. Net accumulated other comprehensive loss increased slightly by $94 thousand during the quarter and ended at $2.1 million. Tangible book value decreased this quarter to $15.74 a share from $17.22 per share at the end of the fourth quarter.
Our net interest margin was 3.42%, down 16 basis points from fourth quarter. Net interest income was $9.4 million in the first quarter, down $1.7 million compared to the fourth quarter and down $1.5 million from the year ago quarter. This reduction reflects the portfolio sale of loans that we announced and fulfilled back in December of 2025 of approximately $97 million. Notably, the Bank's cost of funds was also 27 basis points lower than the fourth quarter, reflecting efforts to exit promotional rate balances on deposits and broker deposit balances.
Noninterest income was $884 thousand in the first quarter of 2026, which is a $1 million improvement from the fourth quarter of 2025, and a decrease of $7.9 million from the year ago quarter. The year-over-year decrease is primarily from the decrease in gains on the sale of SBA 7(a) government guaranteed loans. Please recall that with the exit of SBA 7(a) lending, revenue from gains on sale of government guaranteed loans will no longer impact our noninterest income as it has in prior periods.
Noninterest expense was $14.9 million, an increase of $3 million compared to the fourth quarter. Most

BayFirst Financial Corp.
First Quarter 2026 Earnings Call
of this increase, $2.3 million, represents a full quarter of servicing costs on the Bank's legacy SBA 7(a) portfolio. The Bank still receives a servicing strip on the guaranteed balances, which we have sold in prior periods, and the Bank also is the holder of the related servicing rights on these loans. That revenue less the amortization of the servicing rights was $770 thousand and is recorded as noninterest income. Compensation costs were higher by $700 thousand, reflecting lower deferred personnel costs and higher commission and bonus expenses.
Provision for credit losses was $3.1 million in the first quarter compared to $2 million in the fourth quarter and $4.4 million in the first quarter of 2025. Net charge-offs were $4.4 million, down $0.2 million from the fourth quarter, which was at $4.6 million. Unguaranteed SBA 7(a) loans accounted for $3.4 million of the $4.4 million of net charge-offs during the last quarter. By comparison, unguaranteed SBA 7(a) loans accounted for $4.4 million of the $4.6 million of net charge-offs we announced in the fourth quarter. The Bank had $159.3 million of unguaranteed SBA 7(a) loan balances on March 31, 2026. This is a decrease of $12.3 million from December 31, 2025. Total annualized net charge-offs as a percentage of average loans held for investment at amortized cost were 1.98% for the first quarter, up slightly from 1.94% in the fourth quarter of 2025.
The ratio of allowance for credit losses on loans to total loans held for investment at amortized cost was 2.35% at March 31, 2026. That compares to 2.42% as of December 31, 2025, and 1.61% as of March 31, 2025. The ratio of ACL to total loans held for investment at amortized cost, excluding government-guaranteed loan balances, was 2.53% at March 31, 2026, down very slightly from 2.58% as of December 31, 2025, and 1.84% as of March 31, 2025. The increase in ACL ratios from the prior year was a result of increases in nonperforming loans and continued economic stability impacting this portfolio.
The addition of $80 million of additional capital will provide for growth and expansion of the community bank with a focus being on relationship growth through lending across the Bank's retail footprint. The Bank has no plans to deploy its lending programs outside of the Tampa Bay and Sarasota markets. It also provides foundational support as the Bank continues to manage legacy unguaranteed SBA 7(a) portfolio, which continues to account for most of the Bank's net charge-offs and our allowance for credit losses.
The Bank's Tier 1 leverage ratio was 6.54% at the end of March compared to 6.52% at the end of 2025 and 8.56% at the end of March of last year. Total capital to risk-weighted assets ratio was 9.84% as of March 31, 2026. That compares to 10.18% as of December 31, 2025, and 11.73% as of March 31, 2025.
On a proforma basis, giving effect to a $42 million capital contribution from the holding Company to the Bank, the Tier 1 leverage ratio improves to 10.02% as of March 31. The total capital to risk-weighted assets ratio improved to 14.40% as of April 30, 2026.
At this time, I will hand the call over to Robin for some additional comments on credit and operations.
Robin L. Oliver
President, COO & Director
As we look forward to the future growth of the bank and work towards returning to profitability, we will simultaneously closely manage our credit risk and problem assets to reduce future losses. The additional capital will allow us to make different decisions on the resolution of problem assets than we otherwise could have. That being said, we have already taken proactive steps to resolve nonperforming and classified credits as quickly as possible and are continually working with our BayFirst team as well as our lender service provider who services our SBA 7(a) portfolio to enhance collection processes, collect updated financials from borrowers as quickly as possible and to evaluate loans for upgrade or return to accrual status whenever appropriate.

BayFirst Financial Corp.
First Quarter 2026 Earnings Call
At the end of the first quarter, total nonperforming loans, excluding government guaranteed balances, were $15.9 million, down from $16.3 million at the end of the fourth quarter. The percentage of nonperforming loans, excluding government-guaranteed balances compared to total loans held for investment was up slightly by 1 basis point to 1.81% from the fourth quarter and up 34 basis points from the year ago quarter. It should be noted that of the $15.9 million in nonperforming loans, $3.8 million of these balances were current and paying as agreed.
In addition, classified loans remain relatively unchanged from last quarter. And as of quarter end, 68% of the Bank's classified loans were current and performing loans, whereby we are working with the borrowers towards resolution. While we acknowledge that problem loans and charge-offs remain elevated, we want to assure you we are taking proactive measures to get the losses behind us as quickly as possible so we can focus on our bright future ahead.
Our focus over the last two years on growing business deposits and treasury services while maintaining our fantastic set of consumer products, should set us up to adapt quickly to serve a growing client base and add earnings to the bottom line. We believe our current set of products, along with our technology and branch footprint positions us well to support this future growth that is needed for BayFirst to thrive and return to profitability in our fantastic Tampa Bay market.
At this time, I will turn the call over to Al to make some final comments.
Alfred Rogers
Chief Executive Officer and President of BayFirst National Bank
Thank you, Robin, Anthony and Scott. I'm excited to begin my next chapter with the Board and the Bank's leadership at BayFirst. While progress has been made with our focus on Community Banking, much work lies ahead for us. I've worked in the Tampa Bay market for most of my career. Our terrific network of branches and dedicated people are the ideal foundation for BayFirst to become the community bank of choice in our market. I'm looking forward to getting to know our talented people. I've been blessed to have had the opportunity to lead several community banks with each serving and helping to grow local businesses and retail customers. BayFirst has the same dedication to this community, and I'm looking forward to rolling up my sleeves with the team to accomplish great things right here in our backyard. This means investing dollars back into our community to create opportunities, fund investments and expand businesses that generate jobs.
I will be working with our marketplace leaders to expand our reach across the Tampa Bay area. Our branch network is well positioned for growth, and we will be leveraging this network with more focus than in the past. We plan on expanding our presence, specifically in the Tampa Metropolitan Area, providing more coverage beyond the two branches we currently have today.
I've spent the past few months working as a consultant for BayFirst and in that capacity, I've supported the capital raise to ensure that much of the investment in this capital raise came from local investors whom I have known and done business with for several years. I believe that local investors make the best partners for community banks. This also reinforces the Bank's network of partners and will lead to deposit and loan growth opportunities. Finally, I already know many of our investors and look forward to meeting the rest of you. As we proceed with the rights offering Anthony mentioned, Robin, Scott and I are looking forward to speaking with each and every one of our existing investors, should they have any additional questions.
Operator, I will now turn the call back over to you so that we can take some questions.

BayFirst Financial Corp.
First Quarter 2026 Earnings Call

QUESTIONS AND ANSWERS
Operator
[Operator Instructions] The first question from Ross Haberman with RLH Investments
Ross Haberman
RLH Investments, LLC
Al, welcome on board. As you said, you're going to have some heavy lifting. Could you just prioritize what your 1, 2 and 3 initiatives are going to be? And then specifically, could you address the non-guaranteed portion of the $160 million and how you view that and your initial thoughts on what kind of plugs you're going to need for that $160 million?
Alfred Rogers
Chief Executive Officer and President of BayFirst National Bank
Thank you. To really get an understanding of the portfolio. But as Robin mentioned, we have to work diligently at working our way out of that. So that's really number one. Returning to profitability is number two. And of course, expanding, deepening, and growing relationships with local customers is our ultimate goal as we look to stabilize and grow the Bank.
Hard for me to say at this point, having just arrived as to what we're going to need to shore up the current loan book, but I can turn that over to one of my partners here, should they want to expand on that.
Scott J. McKim
Executive VP & CFO
Yes. Ross, this is Scott. I'll kind of talk a little bit more about it. I think previously, we've had a conversation around how much is set aside in terms of review of reserves for the unguaranteed components of the portfolio. And what I can share with you is that the BOLT and the FlashCap component of that portfolio, which represent about $100 million of the $159 million that's there. Those collectively are reserved at close to 13%. So that makes up the bulk of what is in the allowance for credit losses right now, approximately almost $12 million of the $20 million that's out there.
The other components, the core real estate and the core C&I, those are reserved at closer to 4%, and those particular groups of loans don't exhibit the same high default characteristics that the BOLT and the FlashCap portfolio do. I think that we continuously are looking at this thing. And the allowance according to GAAP and the CECL model, we are adequately reserved for that portfolio. That's not to say that we won't potentially take a look at it and look at other potential changes that need to be made to reflect additional defaults.
We do believe that there's an underlying component of this portfolio that performs well, has performed well, but the defaults have really been overshadowing that. The portfolio continues to run off about $12 million just in the first quarter alone and will continue at that rate. Some component of that is charge-off, I do acknowledge that. But at the same time, it is also continuing to pay down.
I think that as we look forward, the question is going to be at what point will the defaults begin to subside. And I don't have a clear answer for you at this time, but that's certainly something that the leadership here is spending quite a bit of time on that we'll spend time with Al and obviously look at from an asset resolution point of view. We talked a little bit about that in the past as well. We want to put this thing in our rearview mirror, but we're going to do it smartly. And that way, our focus will continue to be on the community bank.

BayFirst Financial Corp.
First Quarter 2026 Earnings Call
Ross Haberman
RLH Investments, LLC
Just one follow-up, if I may. The $100 million you're talking about, which you have reserves, I think you said 13% on. Does that have any sort of collateral? Or is that -- excuse me, for generalizing, is that as good or bad as basically a credit card loan?
Scott J. McKim
Executive VP & CFO
Yes. Ross, that's actually a pretty good comparison. I think we've talked about that before that really the BOLT and FlashCap components are more sort of like a small business credit card in terms of overall performance. Some of the loans do have collateral. However, for the most part, the nature of the portfolio is that these really are unsecured. And I think it's safe to assume that it's going to perform more like that versus less like that. Kind of like a credit card as interest rates went up, a lot of these borrowers saw the rates go up 500-plus basis points. And that combined with inflation, supply chain issues and some of the other things that a lot of small business owners and managers are incurring, really, that's what's driving the defaults. And that's the sort of thing that we look at. The difficult thing is this portfolio has a very unique nature to it. It's hard to find, to be honest with you, we have not found anything that is similar to it that we could use as a basis or a business case to support our modeling around it. So the future is not as clear as we would like it to be, but we very much are prepared for what's going to come next to us.
Operator
[Operator Instructions] The next question comes from Duane Roberts at Charis Industries.
Duane Roberts
Charis Industries
I'm sorry, I may have missed this, but can you please tell me what your cash position is now?
Scott J. McKim
Executive VP & CFO
Sure. So the Bank's liquidity ratio was about 13.6% at the end of the first quarter. So it's about $1 billion, you can kind of do the math there, it's about $130 million.
Duane Roberts
Charis Industries
I'm sorry, does that include the capital raise that was just done or does not?
Scott J. McKim
Executive VP & CFO
No. That's exclusive. That was as of 3/31. The capital raise was completed this week. So that you could add those funds to it if you wanted a more real time.
Operator
The next question comes from Samuel Haskell from Colarion.
Samuel Drayton Haskell
Colarion LLC

BayFirst Financial Corp.
First Quarter 2026 Earnings Call
Scott, I just want to make sure I heard you correctly. Did you say that the 13% reserve on the Flash -- a $100 million of Flash loans that you felt that, that was an adequate reserve?
Scott J. McKim
Executive VP & CFO
Yes, Sam, I'll put it in this context. First from a CECL compliance standpoint, it suggests that it's adequate. Most of my career was spent in historical loss modeling, and we don't get to operate under those rules today. But according to CECL, it is adequate.
Operator
Thank you. This does conclude our Q&A session. Ladies and gentlemen, this concludes your conference call for today. We thank you for participating, and we ask that you please disconnect your lines.